EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of OSI Systems, Inc. on Form S-3 of our report dated September 25, 2002, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2002.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
December 6, 2002